Exhibit 2
Distribution Financial Services Marine Trust 1999-2
July 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                          $538,107,028.33
Beginning Pool Factor                                                              978.37622120
Distribution Allocable to Principal on Notes

                    Prior                                           Current
Class         Principal Payments     $1000 of orig.prin.bal.  Principal Payments  $1000 of orig.prin.bal.
A-1            $11,893,080.70               56.3391440         $9,920,640.71            46.9954270
A-2                     $0.00                0.0000000                 $0.00             0.0000000
A-3                     $0.00                0.0000000                 $0.00             0.0000000
A-4                     $0.00                0.0000000                 $0.00             0.0000000
A-5                     $0.00                0.0000000                 $0.00             0.0000000
  B                     $0.00                0.0000000                 $0.00             0.0000000
  C                     $0.00                0.0000000                 $0.00             0.0000000

Distribution Allocable to Interest on Notes
                                           Prior                                          Current
Class                Rate             Interest Payment       $1000 of orig.prin.bal. Interest Payments   $1000 of orig.prin.bal.
A-1                  5.50%              $580,519.50                2.7500000           $913,022.55             4.3251120
A-2                  5.98%              $166,145.33                2.9900000           $276,908.88             4.9833330
A-3                  6.20%              $335,199.90                3.1000000           $558,666.50             5.1666670
A-4                  6.48%              $214,510.68                3.2400000           $357,517.80             5.4000000
A-5                6.6656%              $179,967.87                3.3328000           $299,946.45             5.5546670
  B                  6.93%              $114,345.00                3.4650000           $190,575.00             5.7750000
  C                  7.61%               $83,710.00                3.8050000           $139,516.67             6.3416670

Note Balance After Giving Effect to Principal Distribution
Class        Beginning Balance              Pool Factor       Ending Balance             Pool Factor
A-1           199,204,919.30                 0.9436609       $189,284,278.59             0.8966654
A-2            55,567,000.00                 1.0000000        $55,567,000.00             1.0000000
A-3           108,129,000.00                 1.0000000       $108,129,000.00             1.0000000
A-4            66,207,000.00                 1.0000000        $66,207,000.00             1.0000000
A-5            53,999,000.00                 1.0000000        $53,999,000.00             1.0000000
  B            33,000,000.00                 1.0000000        $33,000,000.00             1.0000000
  C            22,000,000.00                 1.0000000        $22,000,000.00             1.0000000
Servicing Fee                                                                      $224,211.26
Servicing Fee Per $1,000 of Orig.Note                                                0.4076568

Realized Losses                                                                          $0.00

Reserve Account Balance                                                         $17,806,745.51

Payments Received with Respect to Receivables During Most Recently Ended
Collection Period                                                               $13,718,281.56
                  Interest Payments Received                                     $3,797,640.85
                  Scheduled Principal Payments Received                          $2,229,403.52
                  Principal Prepayments Received                                 $7,691,237.19

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                        $0.00

Ending Pool Balance                                                            $528,186,387.62
Ending Pool Factor                                                                  0.96033870